SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 Current Report

                              --------------------


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  May 24, 1996

                              --------------------

                                 VIDEONICS, INC.
             (Exact name of Registrant as specified in its charter)


    California                       0-25036               77-0118151
(State or jurisdiction of        (Commission File        (I.R.S. Employer
incorporation or organization)        Number)           Identification No.)



                   1370 Dell Ave, Campbell, California 95008
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 866-8300


                              --------------------




This report on form 8-K/A, contains 21 pages.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits


Items 7 (a) and (b) are hereby amended and restated to read as follows:


(a) Financial Statements of KUB Systems..............................4 - 15
- -----------------------------------

Report of Independent Accountants.........................................5

(b) Unaudited Pro Forma Financial Information............................16

Pro Forma Combined Balance Sheet as of March 31, 1996....................17

Pro Forma Combined Income Statement for the Year
Ended December 31, 1995..................................................18

Pro Forma Combined Income Statement for the Three
Months Ended March 31, 1996..............................................19

Notes to Pro Forma Combined Financial Statements....................20 - 21

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                     VIDEONICS, INC.
                                                       Registrant


                                                     August 6, 1996
                                                          Date


                                                  By: /s/ James A. McNeill
                                                          James A. McNeill
                                                  Vice President of Finance,
                                                 Chief Financial Officer and
                                                     Assistant Secretary
                                                (Principal Accounting Officer
                                                   and Authorized Signatory)

KUB Systems, Inc.
(A company in the development stage)
Report and Financial Statements
September 30, 1995 and 1994

To the Board of Directors
and Shareholders of Kub Systems, Inc.

                                August 30, 1995





                        Report of Independent Accountants


November 27, 1995

To the Board of Directors
and Shareholders of KUB Systems, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of KUB Systems, Inc. (a company in the development stage) at September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, and the period from inception (February 1992) through September 30, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has a net capital deficit. Consequently, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PRICE WATERHOUSE L.L.P.

KUB Systems, Inc.

(A company in the development stage)
Balance Sheet





   The accompanying notes are an integral part of these financial statements.
                                     September 30,
                                  1995          1994
                                         Assets
Current assets:
   Cash ...................      $40,000   $1,112,000
   Accounts receivable ....       94,000         --
   Prepaid expenses .......        5,000        5,000
   Inventory ..............      607,000      421,000

       Total current assets      746,000    1,538,000

Property and equipment, net      145,000      182,000

       Total assets .......   $  891,000   $1,720,000


                 Liabilities, Mandatorily Redeemable Convertible
                    Preferred Stock and Shareholders' Deficit
Current liabilities:
   Accounts payable ...............................   $  231,000   $   85,000

Commitments (Note 6)

Mandatorily redeemable convertible preferred stock:
   Series A, no par value .........................    1,972,000    1,787,000
   Series B, no par value .........................    2,916,000    2,651,000
   Series C, no par value .........................    1,042,000         --

       Total mandatorily redeemable convertible
         preferred stock ..........................    5,930,000    4,438,000


Shareholders' deficit:
   Common stock, no par value; 30,000,000
     shares authorized; 4,035,572 shares
issued and outstanding ................................    11,000      11,000
   Accretion of mandatorily redeemable convertible
   preferred stock redemption value ..............       (930,000)   (438,000)
   Deficit accumulated during development stage ...... (4,351,000) (2,376,000)

   Total shareholders' deficit ...................     (5,270,000) (2,803,000)


 Total liabilities, mandatorily redeemable convertible
 preferred stock and shareholders' deficit ......        $891,000  $1,720,000

KUB Systems, Inc

(A company in the development stage)
Statement of Operations





                   The Accompanying Notes Are An Integral Part
                         Of These Financial Statements.


                                                                 Period From
                                                                  Inception
                                                                (February 1992)
                                     Year Ended .                  Through
                                    September 30,                September 30,
                                       1995           1994          1995

Sales .................              $ 301,000     $   --         $301,000
Cost Of Sales .........................237,000         --          237,000

Gross Profit ...........................64,000         --           64,000


Operating Expenses:
   Research And Development .....    1,257,000       915,000     2,709,000
   Sales And Marketing ..........      621,000       566,000     1,187,000
   General And Administrative ...      179,000       174,000       594,000

         Total Operating Expenses    2,057,000     1,655,000     4,490,000

Loss From Operations ............   (1,993,000)   (1,655,000)   (4,426,000)

Interest Income .................       18,000        35,000        75,000


Net Loss                           $(1,975,000)  $(1,620,000)  $(4,351,000)

KUB Systems, Inc.

(A company in the development stage)
Statement of Shareholders' Deficit
For the Period from Inception (February 1992) through September 30, 1995




The  accompanying notes are an integral part of these financial statements.

                                                                                               Accretion of
                                                                                                mandatorily
                                                                                                redeemable
                                                                                                convertible   Deficit
                                                                                                 preferred   accumulated
                                                                                                  stock      during the
                                                                           Common stock         redemption   development
                                                                       Shares        Amount       value        stage         Totals
Issuance of common stock for cash in February and March
   at $0.003 per share .............................................   5,137,300   $ 15,000   $    --     $      --     $    15,000
Accretion of mandatorily redeemable convertible preferred
   stock redemption value ..........................................        --         --        (9,000)         --          (9,000)
Net loss ...........................................................        --         --          --         (63,000)      (63,000)

Balances at September 30, 1992 .....................................   5,137,300     15,000      (9,000)      (63,000)      (57,000)

Accretion of mandatorily redeemable convertible preferred stock
   redemption value ................................................        --         --      (134,000)         --        (134,000)
Net loss ...........................................................        --         --          --        (693,000)     (693,000)

Balances at September 30, 1993 .....................................   5,137,300     15,000    (143,000)     (756,000)     (884,000)

Repurchase of common stock in October at $0.003 per share ..........  (1,101,728)    (4,000)       --            --          (4,000)
Accretion of mandatorily redeemable convertible preferred stock
   redemption value ................................................        --         --      (295,000)         --        (295,000)
Net loss ...........................................................        --         --          --      (1,620,000)   (1,620,000)

Balances at September 30, 1994 .....................................   4,035,572     11,000    (438,000)   (2,376,000)   (2,803,000)

Accretion of mandatorily redeemable convertible preferred stock
   redemption value ................................................        --         --      (492,000)         --        (492,000)
Net loss ...........................................................        --         --          --      (1,975,000)   (1,975,000)

Balance at September 30, 1995 ......................................   4,035,572   $ 11,000   $(930,000)  $(4,351,000)  $(5,270,000)


KUB Systems, Inc.

(A company in the development stage)
Statement of Cash Flows
Increase (Decrease) in Cash





The accompanying notes are an integral partof these financial statements.






                                                                                Period from
                                                                                 inception
                                                                              (February 1992)
                                                         Year ended               through
                                                         September 30,          September 30,
                                                      1995         1994             1995
Cash flows from operating activities:
   Net loss ...............................         $(1,975,000)  $(1,620,000)  $(4,351,000)
   Adjustments to reconcile net loss to net
     cash flows from operating activities:
       Depreciation .......................              60,000        38,000       111,000
       Changes in assets and liabilities:
         Accounts receivable ..............             (94,000)         --         (94,000)
         Prepaid expenses .................                --          (1,000)       (5,000)
         Inventory ........................            (186,000)     (356,000)     (607,000)
         Accounts payable .................              146,000         3,000       231,000

           Net cash flows used by operating
              activities ..................           (2,049,000)   (1,936,000)   (4,715,000)


Cash flows used by investing activities:
   Purchase of property and equipment .............      (23,000)     (130,000)     (256,000)


Cash flows from financing activities:
   Proceeds from sale of common stock .............         --            --          15,000
   Repurchase of common stock .....................         --          (4,000)       (4,000)
   Proceeds from sale of mandatorily redeemable
     convertible preferred stock ..................    1,000,000     2,525,000     5,000,000

           Net cash flows from financing activities    1,000,000     2,521,000     5,011,000


Net change in cash ................................   (1,072,000)      455,000        40,000
Cash at beginning of period .......................    1,112,000       657,000          --


Cash at end of period .............................  $    40,000   $ 1,112,000   $    40,000


Supplemental disclosure of non-cash financing activities:
   Accretion of mandatorily redeemable convertible
     preferred stock redemption value ..................$492,000      $295,000      $930,000


KUB Systems, Inc.

(A company in the development stage)
Notes to Financial Statements
September 30, 1995 and 1994




1.        THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES


         KUB Systems, Inc. (the Company) was incorporated in California in February 1992 to develop and market video equipment systems which include production applications requiring digital image processing and video storage. As the Company is in the development stage, the accompanying statement of operations should not be regarded as typical for a normal operating period.


         The Company has incurred a cumulative loss of $4,351,000 since inception. Management believes additional financing will be required to enable the Company to continue operations through September 30, 1996 and believes adequate financing will be available from existing and new investors.

         REVENUE RECOGNITION The Company provided systems to customers for an evaluation period; no revenue is recognized until acceptance by the customer.

         CONCENTRATION OF CREDIT RISK Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company's cash at September 30, 1995 included $40,000 deposited with one bank. The
         Company's accounts receivable are derived from sales to customers located in the United States and Germany and are denominated in U.S. dollars.

     During fiscal 1995, the Company had three customers representing over 10% of sales.

         INVENTORY
         Inventory is stated at the lower of first-in, first-out cost or market.

         PROPERTY AND EQUIPMENT Property and equipment are stated at cost, less accumulated depreciation, and depreciated using the straight-line method over the estimated useful lives of the assets, generally four years.

         RESEARCH AND DEVELOPMENT COSTS Research and development costs are charged to expense as incurred.All costs incurred to establish the technological feasibility of software to be sold, leased or otherwise marketed are expensed as research and development costs. Costs incurred subsequent to the establishment of technological feasibility, and prior to the general release of the product to the public, are capitalized. To date the Company has not capitalized any costs as such amounts have not been significant.

     INCOME  TAXES
     The Company utilizes Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 requires an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.




2.        BALANCE SHEET DETAIL




                                        September 30,

                                      1995        1994
Inventory:
  Raw materials ...............  $ 267,000   $ 205,000
  Work-in-progress ............    200,000      91,000
  Finished goods ..............    140,000     125,000

                                 $ 607,000   $ 421,000


Property and equipment:
  Equipment $ .................    236,000   $ 213,000
  Furniture and fixtures ......     20,000      20,000

                                   256,000     233,000
Less:  accumulated depreciation   (111,000)    (51,000)

                                 $ 145,000   $ 182,000

3.        MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK




         The Company has authorized 20,000,000 shares of preferred stock at September 30, 1995, 7,506,127 of which has been designated Series A mandatorily redeemable convertible preferred stock ("Series A"), 4,658,671 has been designated Series B mandatorily redeemable convertible preferred stock ("Series B"), and 4,000,000 has been designated Series C mandatorily redeemable convertible preferred stock ("Series C"). A summary of preferred stock issuances is as follows:







                                                                     Mandatorily Redeemable Convertible Preferred Stock


                                                           Series A                 Series B                          Series C
                                                     Shares         Amount        Shares        Amount        Shares         Amount

Issuance of Series A for cash ...............       520,833     $   50,000          --       $     --            --       $     --

Accretion of redemption value ...............          --            9,000          --             --            --             --


Balance at September 30, 1992 ...............       520,833         59,000          --             --            --             --

Issuance of Series A for cash ...............     6,985,294      1,425,000          --             --            --             --

Accretion of redemption value ...............          --          134,000          --             --            --             --


Balance at September 30, 1993 ...............     7,506,127      1,618,000          --             --            --             --

Issuance of Series B for cash ...............          --             --       4,658,671      2,525,000          --             --

Accretion of redemption value ...............          --          169,000          --          126,000          --             --


Balance at September 30, 1994 ...............     7,506,127      1,787,000     4,658,671      2,651,000          --             --

Issuance of Series C for cash ...............          --             --            --             --       4,000,000      1,000,000

Accretion of redemption value ...............          --          185,000          --          265,000          --           42,000


Balance at September 30, 1995 ...............     7,506,127     $1,972,000     4,658,671     $2,916,000     4,000,000     $1,042,000

         The holders of Series A, B and C have certain rights as follows:

         VOTING
         Holders of Series A have voting rights equal to holders of common stock on an if-converted basis and, voting together as a class, are entitled to elect two members of the Board of Directors. Holders of Series B and Series C (voting together as a separate class) have voting rights equal to holders of common stock on an if-converted basis and, voting together as a class, are entitled to elect one member of the Board of Directors. Holders of common stock, voting together as a class, are entitled to elect two members of the Board of Directors.

         REDEMPTION
         At any time after September 30, 1997, upon the election of the holders of at least 70% of the outstanding shares of Series A, B and C (voting together as single class), the Company must redeem Series A, B and C at a redemption price of $0.204 per share, $0.542 per share and $0.25 per share, respectively, plus the greater of (i) the amount of declared unpaid dividends with respect to such shares, or (ii) an amount equal to that amount which would result in the holder of such share realizing a 10% annually compounded return on the purchase price. Such redemption will be paid in three installments over the two-year period following the redemption election by the Series A, B and C shareholders. Shareholders' deficit has been charged to accrete for the redemption value of the Series A, B and C with a corresponding increase in the recorded carrying value of the Series A, B and C.

         LIQUIDATION
         In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A, B and C are entitled to receive, prior and in preference to any distribution to holders of common stock, an amount equal to $0.204, $0.542 and $0.25 per share, respectively, plus any declared but unpaid dividends. After such distribution, the remaining assets of the Company shall be distributed among the holders of common stock, and Series A, B and C on an if-converted basis. If available funds upon liquidation are insufficient to provide for full preferential distribution to Series A, B and C, the available funds shall be distributed ratably among the holders of Series A, B and C in proportion to the relative aggregate preferential amounts.

         DIVIDENDS
         No dividend shall be declared or paid with respect to common stock unless an equivalent dividend has been paid with respect to the Series A, B and C.

         CONVERSION
         Series A, B and C are convertible at the option of the holders into shares of common stock at any time, subject to adjustment for antidilution, or will be automatically converted upon (i) an initial public offering of the Company's common stock with a per share price of at least $2.00 and aggregate proceeds in excess of $5,000,000, or (ii) the election of the holders of at least 70% of the outstanding shares of Series A, B and C (voting together as a single class). The Company has reserved 7,506,127, 4,658,671 and 4,000,000 shares of common stock for issuance upon the conversion of the Series A, B and C, respectively.

4.        EMPLOYEE STOCK OPTION PLAN

         In December 1993, the Board of Directors adopted the 1993 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees, officers, directors, consultants, independent contractors, and advisors of the Company. Options granted under the Plan may be either incentive stock options (ISO) or nonqualified stock options. Incentive stock options may be granted only to employees (including officers and directors who are also employees) of the Company. Nonqualified stock options may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company, provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The options generally vest over five years.


         Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that
(i) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and are for periods not to exceed five years. A total of 2,117,600 shares of common stock have been reserved for grant under the Plan. Options become exercisable at such times and under such conditions as determined by the Board of Directors. Plan activity is as follows:



                                                                         Shares       Options Outstanding
                                                                       Available     Number of    Price
                                                                       for Grant      Shares     Per share

Shares authorized .................................................   2,117,600         --             --
Options granted ...................................................    (513,500)     513,500   $0.02-$0.06
Options canceled ..................................................      51,000      (51,000)  $0.02-$0.06
Options exercised .................................................        --           --             --

Balance at September 30, 1994 .....................................   1,655,100      462,500   $0.02-$0.06
Options granted ...................................................  (1,180,000)   1,180,000   $0.025-$0.06
Options canceled ..................................................     807,500     (807,500)  $0.025-$0.06
Options exercised .................................................        --           --

Balance at September 30, 1995 .....................................   1,282,600      835,000   $0.02-$0.06

At September 30, 1995, 130,500 options were vested and exercisable




5.        INCOME TAXES


         No provision for income taxes has been recorded because the Company has incurred net operating losses since inception.


         At September 30, 1995, the Company had net operating loss carryforwards of approximately $3,500,000 for federal income tax purposes. The loss carryforwards are available to reduce future taxable income and begin to expire in 2007.

         Gross deferred tax assets of approximately $1,700,000 and $1,000,000 at September 30, 1995 and 1994, respectively, are fully reserved due to the uncertainty of realization and consist primarily of net operating losses and start up expenses which have been capitalized for income tax purposes. The amount of net operating loss carryforwards available to reduce taxable income will be impaired or limited in certain circumstances. Events which could cause such an impairment include, but are not limited to, a cumulative change in the Company's stock ownership of more than 50% over a three year period. Management believes such an ownership change has not occurred during the year ended September 30, 1995, but has occurred in previous years.

6.        COMMITMENTS

         In July 1995, the Company entered into an operating lease agreement for its primary facility. The lease term commenced on September 1, 1995 and expires on August 31, 1996. Future minimum lease payments under this noncancelable operating lease as of September 30, 1995 are $60,000. The Company had no other operating leases.


         Facilities rent expense for the years ended September 30, 1995 and 1994 were $64,000 and $33,000, respectively.





7.        SUBSEQUENT EVENT


         On October 9, 1995, the Company issued $500,000 of 10% convertible, promissory bridge notes to its Series C mandatorily redeemable convertible preferred stockholders. The notes may be converted into the Company's mandatorily redeemable convertible preferred stock, Series C, at a price of $0.25 per share. The notes are due at the earlier of 180 days from issuance or the written request of at least 75% of the note holders. As further consideration, the Company issued warrants to purchase Series C mandatorily redeemable convertible preferred stock at an exercise price of $0.25 per share. The warrants are exercisable for up to seven years from issuance.

                         VIDEONICS INC. AND KUB SYSTEMS

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The pro forma balance sheet as of March 31, 1996 gives effect to the acquisition of KUB Systems by Videonics Inc., as if the acquisition had occurred on March 31, 1996. The pro forma combined balance sheet is based on the balance sheet of Videonics Inc., as of March 31, 1996 and on the balance sheet of KUB Systems as of March 31, 1996.

The pro forma combined income statements for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the transaction as though it had occurred on January 1, 1995 and on January 1, 1996, respectively. The pro forma combined income statements, for the year ended December 31, 1995, are based on historical financial income statements of Videonics Inc., for its year ended December 31, 1995 and KUB Systems Inc., for its year ended September 30, 1995. The pro forma results for the three month period ended March 31, 1996, are based on the historical financial income statements of Videonics Inc., and KUB Systems for the three months ended March 31, 1996.

The pro forma combined financial statements give effect to the acquisition transaction using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements.

The pro forma statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the consolidated financial statements of Videonics Inc., and the financial statements of KUB Systems.

                     The accompanying notes are an integral
                            part of these financials
                                        1

                                 VIDEONICS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                           (in thousands - unaudited)

                                 March 31, 1996

                                                                                   Pro Forma
                                                                                  Adjustments               Pro Forma
                                                         Videonics            KUB          Amount    Key     Combined
               ASSETS

Current assets:
   Cash and cash equivalents ......................       $  6,576       $    107        $   (457) (1)(2)   $  6,226
   Marketable securities ..........................          4,708                                             4,708
   Accounts receivable, net .......................          3,076             16             (16)    (2)      3,076
   Inventories  ..............................               7,115            393            (117)    (2)      7,391
   Deferred income taxes ..........................          1,410                                             1,410
   Prepaid income taxes ...........................            164                                               164
   Prepaids and other current assets ..............            329              6                                335
                                                          --------        --------         --------           --------
      Total current assets ........................         23,378            522            (590)             23,310

Property and equipment, net .......................          1,392            139              (6)    (2)       1,525

Other assets ......................................             11                                                 11
Intangibles .......................................          2,562                                              2,562
                                                          --------        --------        --------           --------

      Total assets ................................       $ 27,343       $    661        $   (596)           $ 27,408
                                                          ========        ========        ========           ========

            LIABILITIES

Current liabilities:
   Notes Payable .................................          $  500          $  799            (799)   (2)      $  500
   Accounts payable ..............................           1,346             342            (342)   (2)       1,346
   Accrued expenses ..............................             714                              65    (3)         779
                                                             ------          ------           ------           ------
      Total current liabilities ..................           2,560           1,141          (1,076)             2,625
                                                            ------          ------           ------            ------

   SHAREHOLDERS' EQUITY

Common stock, no par value:
   Authorized:  30,000 shares
   Issued and outstanding: 5,351
      shares at December 31, 1995 ...............          19,644           5,011           (5,011)   (4)      19,644

Retained earnings ...............................           5,139          (5,491)           5,491    (4)       5,139
                                                          --------         --------       --------           --------
      Total shareholders' equity ................          24,783            (480)             480             24,783
                                                         --------         --------         --------          --------

      Total liabilities and
         shareholders' equity ...................        $ 27,343        $    661         $   (596)          $ 27,408
                                                         ========         ========         ========          ========


                                 VIDEONICS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                 Pro Forma
                                                                                Adjustments          Pro Forma
                                           Videonics            KUB         Amount      Key           Combined


Net revenues ..............................$ 33,561        $    301                                   $ 33,862

Cost of revenues ........................... 17,160             237                                     17,397
                                           --------        --------      --------                     --------
         Gross profit .......................16,401              64                                     16,465
                                           --------        --------      --------                     --------

Operating expenses ..........................11,590           2,057                                     13,647
                                           --------         --------     --------                     --------
         Operating income (loss) ............ 4,811         (1,993)                                      2,818
                                           --------         --------     --------                     --------

Other income (expense), net .................   732              18         $ (15)       (A)               735
                                           --------         --------     --------                     --------
      Income (loss) before
         income taxes ........................5,543         (1,975)           (15)                       3,553

Provision for (benefit from)
   income taxes ..............................1,797                          (645)       (B)             1,152
                                           --------         --------     --------                     --------

         Net income (loss) ................$  3,746        $(1,975)        $  630                      $  2,401
                                           ========         ========     ========                      ========

Net income per share ......................$   0.65                                                    $   0.41
                                           ========                                                    ========

Weighted average shares
   outstanding ...............................5,791                                                       5,791
                                           ========                                                    ========



                                 VIDEONICS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED March 31, 1996
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                          Pro Forma
                                                                                         Adjustments         Pro Forma
                                                         Videonics             KUB       Amount  Key         Combined

Net revenues .....................................         $ 7,059         $    21                              $ 7,080

Cost of revenues .................................           3,558               6                                3,564
                                                           -------          -------      -------                -------
         Gross profit ............................           3,501              15                                3,516
                                                           -------          -------      -------                -------

Operating expenses ...............................           2,897             384                                3,281
                                                           -------          -------      -------                -------
         Operating income (loss) .................             604            (369)                                 235
                                                           -------          -------      -------                -------

Other income (expense), net ......................              98               1          $(4) (A)                 95
                                                           -------          -------      -------                -------
      Income (loss) before
         income taxes ............................             702            (368)          (4)                    330

Provision for (benefit from)
   income taxes ..................................             253                         (134) (B)                119
                                                           -------          -------      -------                -------

         Net income (loss) .......................         $   449         $  (368)         130                    $211
                                                           =======          =======      =======                =======

Net income per share .............................         $  0.08                                              $  0.04
                                                           =======                                              =======

Weighted average shares
   outstanding ...................................           5,900                                                5,900
                                                           =======                                              =======



                         VIDEONICS INC. AND KUB SYSTEMS

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                           (In thousands - Unaudited )


The following adjustments are incorporated in the pro forma combined balance sheet as of March 31, 1996:

1. Cash portion of purchase price .................................     $  (350)

2. Elimination of KUB assets and liabilities not purchased:
Cash ..............................................................        (107)
Accounts receivable ...............................................         (16)
Inventories .......................................................        (117)
Property and equipment ............................................          (6)
Notes payable .....................................................         799
Accounts payable ..................................................         342

3. Liabilities assumed in acquisition .............................         (65)

4. Elimination of KUB shareholders' equity:
Common stock ......................................................       5,011
Retained earnings .................................................      (5,491)

                                                                          $   -

                         VIDEONICS INC. AND KUB SYSTEMS

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                           (In thousands - Unaudited )


The following adjustments are incorporated in the pro forma combined income statements:


                                                                           Year Ended            Three Months Ended
                                                                        December 31, 1995          March 31, 1996
                                                                        -----------------          --------------

A ...Reduction of interest income to reflect
     reduced available cash ......                                             15                         4

B ...Adjustment to tax provision based
     on pro forma adjustments                                                (645)                    (134)